Exhibit 3.4



                                 No. of Company

                             The Companies Acts 1985

                            COMPANY LIMITED BY SHARES

                                   MEMORANDUM

                                       AND

                           ARTICLES OF ASSOCIATION OF

                      ACCOUNT PREVENTION PLUS (UK) LIMITED





Fielding Griffiths
2 The Square
Bagshot
Surrey
GU19 5AX

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                             THE COMPANIES ACTS 1988

                            COMPANY LIMITED BY SHARES

                          MEMORANDUM OF ASSOCIATION OF

                      ACCIDENT PREVENTION PLUS (UK) LIMITED


1. The name of the Company is Accident Prevention Plus (UK) Limited

2. The registered office of the Company will be situate in England.

3. The objects for which the Company is established are:

     (a) To carry on all or any of the businesses of computer consultants specialists and engineers and writers designers devisers organisers marketers end dealers in computer systems and computer software including in particular but without limiting the generality of the foregoing the marketing of on board computer technology for motor vehicles Including black boxes and other data recording devices and or computer programmers and consultants in relation to the use of computers end data processing to carry on all or any of the businesses of manufacturers buyers sellers importers exporters maintainers installers hirers letters on hire of distributors and agents for the sale of dealers in and trainers in the use of computer hardware computer products software equipment stationery print ribbons programmes data processing supplies equipment and machinery of every descriptIon and in office equipment and furniture commercial appliances accessories and utensils of every description

     (b) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on In connection with or ancillary to any of the businesses of the Company

     (c) To purchase or by any other means acquire end lake option. over any property, whatever real and personal and any rights or privileges of any kind over or in respect of any property.

     (d) To invest and deal with the moneys of the Company not immediately required In such manner as may from time to time be determined and to hold or otherwise deal with any investments made,

     (e) To borrow and raise money in any manner and to secure the repayment or any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including Its uncalled capital, and also by a similar mortgage, charge1 standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.


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     (f)  To support and subscribe to any charitable or public object and to support and subscribe to any Institution, society or club which may be for the benefit of the Company of its Directors 0 employees, or may be connected with any town or place where the Company carries on business; to give or award pensions1 annuities and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services (or any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, and to the wives, widows, children and other relatives and dependents of such persons; to make payments towards insurance and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or noncontributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependents.

     (g) To distribute among the Members of the Company in kind any property of the Company or whatever nature.

     (h) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

The objects set forth in each sub-clause use of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause use or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any or the objects conferred by and provided in each of the said sub-clauses as if each sub clause contained the objects of a separate company. The word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body or persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4. The liability of the Members is limited.

5. The share capital of the Company is(pound)10,000 divided into 10,000 shares of(pound)1 each.


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We, the several persons whose names and addresses are subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and                       Number of shares taken
Descriptions of Subscribers                by each Subscriber

John David Griffiths,                      One
Beech Haven
21 Fullers Road                            /s/  J.D. Griffiths
Rowledge
Farnharm
Surrey
GU1O 4BP

Solicitor


Charles Henry Fielding,                    One
Rye Cottage,
33 Jubilee Lane,                           /s/  C. H. Fielding
Wrecciesham,
Farnham,
Surrey,
GU1O 4TA

Solicitor
Dated this 6 day of September 1999

Witness to the above Signatures:

L F. Shollar
2 The Square
Baahoft, Surrey
Secretary


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                            THE COMPANIES ACTS 1985

                           COMPANY LIMITED BY SHARES

                           ARTICLES OF ASSOCIATION OF

                     ACCIDENT PREVENTION PLUS (UK) LIMITED


PRELIMINARY

1. The Regulations contained or incorporated in Table A in The Companies
(Tables A to F) Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company


ALLOTMENT OF SHARES

2. (a) Shares which are comprised In the authorised share capital with which the Company is incorporated shall be under the control of the Directors who may (subject to paragraph (b) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

     (b) The Directors. are generally and unconditionally authorised for the purposes of Section 80 of the Companies Act 1985 to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the share capital with which the Company is Incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said SectIon 80) be renewed, revoked or varied by Ordinary Resolution.


GENERAL MEETINGS AND RESOLUTIONS

3. (a) A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be as valid and effective


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as if the same had been passed at a General Meeting of the Company duly convened and held. Any such resolution In writing may consist of two or more documents in like form each signed by one or more of such members.

     (b) Accordingly Clause 53 in Table A shall not apply to the Company,

APPOINTMENT OF DIRECTORS

4. (a) Clause 75 in Table A shell not apply to the Company.

     (b) The Directors shall not be required to retire by rotation and accordingly Clauses 73, 74 and 76 in Table A shall not apply to the Company.

POWERS OF DIRECTORS

5. A Director may vote as a Director in regard to any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration; and Clause 85 In Table A shall be modified accordingly.

6. (a) The Directors may exercise the powers of the Company conferred by Clause 3(1) of the Memorandum and shall be entitled to retaIn any benefits received by them or any of them by reason of the exercise of any such powers,

     (b) Accordingly, Clause 87 In Table A shall not apply to the Company.


INDEMNITY

     7. (a) Every Director or other officer or the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of any liability Incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or In connection with any application under Section 127 of the Companies Act 1985 in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Companies Act 1985.

     (b) Accordingly, Clause 118 in Table A shall not apply to the Company.


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ADDITIONAL POWERS

8. Subject to the provisions of Chapter VII of the Comprise Act 1988 the Company may:

     (a) Pursuant to Sections 159, 160 and 161 of that Act, issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as shall be provided by the Articles of the Company;

     (b) Pursuant to Section 1 2 of that Act purchase its own shares (including any redeemable shares);

     (c) Pursuant to Sections 170, 171 and 172 of that Act make a payment out of capital In respect of the redemption or purchase.

     (d) Accordingly Clause 3 In Table A shall not apply to the Company.

9. the Directors may, in their absolute dIscretion and without assigning any reaSon therefore, decline to register the transfer of a share, whether or not ills a fully paid share, and Clause 24 In Table A shall not apply to the Company.


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Names, Addresses and
Descriptions of Subscribers

John David Griffiths,
Beech Haven
21 Fullers Road                            /s/  J.D. Griffiths
Rowledge
Farnharm
Surrey
GU1O 4BP

Solicitor


Charles Henry Fielding,
Rye Cottage,
33 Jubilee Lane,                           /s/  C. H. Fielding
Wrecciesham,
Farnham,
Surrey,
GU1O 4TA

Solicitor

Dated this 6 day of September 1999

Witness to the above Signatures:

L F. Shollar
2 The Square
Baahoft, Surrey
Secretary